CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Anteon International Corporation (the "Company") Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph M Kampf, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1). The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended: and

(2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 6, 2002                    By: /s/ Joseph M. Kampf
       ------------------------               ----------------------------------
                                               Joseph M. Kampf President
                                               and Chief Executive Officer